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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported):   March 13, 2001



                         HYPERTENSION DIAGNOSTICS, INC.
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)



        Minnesota                       0-24635                 41-1618036
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                      Identification No.)



      2915 Waters Road, Suite 108
            Eagan, Minnesota                                            55121
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: 651-687-9999



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Items 1, 2, 3, 4, 6, and 8 are not applicable and therefore omitted.

ITEM 5.   OTHER EVENTS .

        In connection with the offering of 2,752,192 Redeemable Class B Warrants to eligible holders of the Company's Redeemable Class A Warrants as described in the Company's Registration Statement on Form S-3 (File No. 333-53200) as filed on January 4, 2001 and as subsequently amended, Hypertension Diagnostics, Inc. (the "Company") has reduced the exercise price of its Redeemable Class B Warrant from $9.00 to $5.85 per share of Common Stock issuable upon exercise of the Redeemable Class B Warrant. The Company's Registration Statement on Form S-3 (File No. 333-53200) was declared effective by the U.S. Securities and Exchange Commission at 5:30 p.m. Washington D.C. time, January 23, 2001.

        The reduction in the exercise price of the Redeemable Class B Warrant is described in the Amendment No. 1 to the Warrant Agreement, dated as of March 13, 2001 by and between the Company and Firstar Bank, N.A., exhibit 4.8 hereto. In the notice to Redeemable Class A Warrant holders dated March 13, 2001, exhibit
99.1 hereto, the Company notified Redeemable Class A Warrant holders of the reduction in the exercise price of the Redeemable Class B Warrant. The Company also issued a press release, exhibit 99.2 hereto, announcing the reduction in the exercise price of the Redeemable Class B Warrant.

ITEM 7.    EXHIBITS.

     Exhibit 4.8 Amendment No. 1 to the Warrant Agreement, dated as of March 13, 2001, by and between the Company and Firstar Bank, N.A.

     Exhibit 99.1        Notice to Warrant Holders dated March 13, 2001

     Exhibit 99.2        Press Release dated March 13, 2001



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        HYPERTENSION DIAGNOSTICS, INC.


                                        By /s/ James S. Murphy
                                           -------------------------------------
                                           Its Senior Vice President, Finance
                                           and Administration and Chief
                                           Financial Officer



Dated:   March 13, 2001